EXHIBIT 99.1

2021 Cabot Blvd. West Langhorne, PA19047 à Ph: 267-775-8100

Power Medical Interventions, Inc.

Announces Executive Management Change

LANGHORNE, Pa., December 2, 2008 — Power Medical Interventions®, Inc. (Nasdaq:PMII), a leader in developing and commercializing Intelligent Surgical Instruments™, announced today a change to its executive management team

Effective December 26, 2008, Mr. John Gandolfo will be resigning from his position as Chief Financial Officer for personal reasons.  Mr. Gandolfo will continue to maintain a close relationship with the Company in an advisory role through a portion of 2009.  In this role, John will continue to develop financing options for PMI.   Ms. Patricia Steffan, Vice President of Finance at Power Medical for the last seven years, will act as interim Chief Financial Officer, effective December 26, 2008.  The Company has initiated an executive search for Mr. Gandolfo’s replacement.

Michael Whitman, President and Chief Executive Officer commented, “We are pleased that John will be able to continue to contribute to PMI in this advisory role.  His leadership and dedication have been a driving force behind our IPO and strategic licensing transaction with Intuitive Surgical.   We wish him the best in his future endeavors and look forward to his continued insight and guidance on our strategic initiatives.  In this role, John will be assisting with capital raising as well as the transition to a new CFO.”

John Gandolfo, Chief Financial Officer, commented, “This has been a difficult personal decision as Power Medical continues to make great strides.  I am particularly pleased with the recent improvement in margins and revenue increases which were reported during our third quarter conference call.    I am pleased to have been part of it as CFO over the last two years.  As Power Medical continues to grow, I firmly believe that Michael and the rest of the team are well positioned for the success that lies ahead.  I am especially pleased to be continuing my relationship with the Company as an advisor to the management team and Board on strategic, capital raising and other financial initiatives.”

About Power Medical Interventions, Inc.:

Power Medical Interventions®, Inc. is the world’s only provider of computer-assisted, power-actuated surgical stapling products. PMI’s Intelligent Surgical Instruments™ enable less invasive surgical techniques to benefit surgeons, patients, hospitals and healthcare networks. PMI manufactures durable recyclable technology to reduce medical waste and help keep the planet clean. The company was founded in 1999, and is headquartered in Langhorne, PA with additional offices in Germany, France, and Japan. To learn more about Power Medical Interventions, Inc. and its products, please visit www.pmi2.com.

Safe Harbor Statement

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, commercialization and technological difficulties, and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2008.

Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Company Contacts:

Power Medical Interventions, Inc.

John P. Gandolfo, Chief Financial Officer

267-775-8100

FD

Evan Smith, CFA

212-850-5606

Evan.smith@fd.com